A special meeting of shareholders was held on April 19, 2017. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
For Fidelity Managed Retirement Income Fund℠, to modify the fund’s fundamental investment objective.

	# of Votes	% of Votes
Affirmative	8,853,909.08	97.901
Against	189,847.86	2.099
Abstain	0.00	0.000
TOTAL	9,043,756.94	100.000

PROPOSAL 1
For Fidelity Managed Retirement 2005 Fund℠, to modify the fund’s fundamental investment objective.

	# of Votes	% of Votes
Affirmative	8,562,900.46	100.000
Against	0.00	0.000
Abstain	0.00	0.000
TOTAL	8,562,900.46	100.000

PROPOSAL 1
For Fidelity Managed Retirement 2010 Fund℠, to modify the fund’s fundamental investment objective.

	# of Votes	% of Votes
Affirmative	9,956,905.54	96.681
Against	0.00	0.000
Abstain	341,844.58	3.319
TOTAL	10,298,750.12	100.000

PROPOSAL 1
For Fidelity Managed Retirement 2015 Fund℠, to modify the fund’s fundamental investment objective.

	# of Votes	% of Votes
Affirmative	3,829,848.50	89.458
Against	451,335.22	10.542
Abstain	0.00	0.000
TOTAL	4,281,183.72	100.000

PROPOSAL 1
For Fidelity Managed Retirement 2020 Fund℠, to modify the fund’s fundamental investment objective.

	# of Votes	% of Votes
Affirmative	3,273,755.20	100.000
Against	0.00	0.000
Abstain	0.00	0.000
TOTAL	3,273,755.20	100.000

PROPOSAL 1
For Fidelity Managed Retirement 2025 Fund℠, to modify the fund’s fundamental investment objective.

	# of Votes	% of Votes
Affirmative	20,112,539.87	91.293
Against	1,804,618.56	8.191
Abstain	113,736.31	0.516
TOTAL	22,030,894.74	100.000

PROPOSAL 2
For Fidelity Managed Retirement Income Fund℠, to approve an amended and restated management contract between the fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	8,923,230.02	98.668
Against	120,526.92	1.332
Abstain	0.00	0.000
TOTAL	9,043,756.94	100.000

PROPOSAL 2
For Fidelity Managed Retirement 2005 Fund℠, to approve an amended and restated management contract between the fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	8,562,900.46	100.000
Against	0.00	0.000
Abstain	0.00	0.000
TOTAL	8,562,900.46	100.000

PROPOSAL 2
For Fidelity Managed Retirement 2010 Fund℠, to approve an amended and restated management contract between the fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	9,956,905.54	96.681
Against	0.00	0.000
Abstain	341,844.58	3.319
TOTAL	10,298,750.12	100.000

PROPOSAL 2
For Fidelity Managed Retirement 2015 Fund℠, to approve an amended and restated management contract between the fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	3,829,848.50	89.458
Against	451,335.22	10.542
Abstain	0.00	0.000
TOTAL	4,281,183.72	100.000

PROPOSAL 2
For Fidelity Managed Retirement 2020 Fund℠, to approve an amended and restated management contract between the fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	3,273,755.20	100.000
Against	0.00	0.000
Abstain	0.00	0.000
TOTAL	3,273,755.20	100.000

PROPOSAL 2
For Fidelity Managed Retirement 2025 Fund℠, to approve an amended and restated management contract between the fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	18,535,016.91	84.132
Against	1,804,618.56	8.192
Abstain	1,691,259.27	7.676
TOTAL	22,030,894.74	100.000